Year Ended December 31
                              1997          1996        1995
Basic

Average shares outstanding  18,123,475   18,066,552   17,971,417
                            ==========   ==========   ==========


Net earnings applicable to
common stock and common
stock equivalents          $10,079,000  $17,607,000  $15,302,000
                            ==========   ==========   ==========
Earnings per share             $.56         $.97         $.85
                            ==========   ==========   ==========
Diluted

Average shares outstanding  18,123,475   18,066,552   17,971,417

Net effect of dilutive
stock options based on the
treasury stock method
using the average market
price                           78,363       48,525       70,059

Average number of common
and common equivalent
shares                      18,201,838   18,115,077   18,041,475
                            ==========   ==========   ==========

Net earnings applicable to
common stock and common
stock equivalents          $10,079,000  $17,607,000   15,302,000
                            ==========   ==========   ==========
Earnings per share            $.55          $.97          $.85
                            ==========   ==========   ==========